                           ASSIGNMENT OF PROMISSORY NOTE

          I, Tracy Jones as Trustee of the TRACY AND GLENDA JONES CHARITABLE SUPPORT FOUNDATION, hereby assign all of my rights, title and interest in and to that certain Promissory Notes dated May 7, 1997 for $225,000, which note is attached hereto, to John B. Hewlett in exchange for the receipt of 227,325 representing the balance due on the Promissory Note plus accrued and unpaid interest to date. I further waive any rights or claims under the note or rights or claims related thereto, including but not limited to repayment rights, which I have or may have against Renaissance Golf Products, Inc.

                              TRACY AND GLENDA JONES CHARITABLE SUPPORT
                              FOUNDATION

                              /s/ Tracy Jones
                              ------------------------------------------------
                              Tracy Jones, Trustee


          I, John B. Hewlett, as the assignee of the Promissory Note referenced above, hereby agree to the extension of the due date on the Promissory Note from June 30, 1998 to on or before June 30, 1999. All other terms and conditions shall remain as stated in the Promissory Note.


                              /s/ John B. Hewlett
                              ------------------------------------------------
                              John B. Hewlett


          I, John B. Hewlett, on behalf of Renaissance Golf Products, Inc., hereby consent to the assignment of the Promissory Note and the extension of the due date as set forth herein.

                              RENAISSANCE GOLF PRODUCTS, INC.


                              /s/ John B. Hewlett
                              ------------------------------------------------
                              John B. Hewlett, Chairman of the Board

                                PROMISSORY NOTE


$225,000                                                            May 7, 1997
                                                           Salt Lake City, Utah


     FOR VALUE RECEIVED, the undersigned, Renaissance Golf Products, Inc., a Delaware corporation ("Payor"), promises to pay to TRACY AND GLENDA JONES CHARITABLE SUPPORT FOUNDATION, or holder ("Payee"), the principal sum of Two Hundred Twenty Five Thousand Dollars and No Cents ($225,000), together with interest at an annual rate of twelve percent (12%). Interest shall be payable monthly in arrears by the fifteenth of each month. The entire principal balance and any unpaid, accrued interest shall be due and payable, in full, on or before June 30, 1998.

     This Promissory Note may be prepaid, in full or in part, at any time without penalty. All sums payable to Payee hereunder shall be paid to Payee in immediately available funds.

     At the option of Payee, the indebtedness evidenced by this Promissory Note shall immediately become due and payable, without notice or demand, upon the occurrence of any of the following events of default:

     (a) a failure to pay in accordance with the terms of this note, strictly and literally, time being of the essence;

     (b) dissolution, termination of existence, insolvency, business failure, garnishment, or levy against property or rights of, or the appointment of a receiver of or for any part of the property of, or an assignment for the benefit of creditors by, or the initiation of any proceedings under any bankruptcy or insolvency laws by or against, Payor.

     Unless prohibited by law, Payor agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses, incurred by Payee in the event this Promissory Note is not paid in accordance with its terms.
Payor agrees that the holder hereof may change any terms of payment of this Promissory Note, including extensions of time and renewals, and release any security for, or any party to, this Promissory Note without notifying or releasing any accommodation maker, endorser or guarantor from liability on this Promissory Note. Presentment or other demand for payment, notice of dishonor and protest are hereby waived by Payor and any endorser or guarantor. Payor agrees that this Promissory Note may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No delay or omission on the part of Payee in exercising any right hereunder shall operate as waiver or relinquishment of such right or any other right hereunder. A waiver on one occasion shall not be construed as a bar to the exercise of such right or remedy on any future occasion, this Promissory Note shall be governed by the substantive laws of the State of California.

     IN WITNESS WHEREOF, Payor has executed this Promissory Note as of the day first hereinabove written at Salt Lake City, Utah.


                                     "Payor"
                                     Renaissance Golf Products, Inc.


                                     By:  /s/ Kenneth W. Craig
                                         -----------------------------------
                                         Kenneth W. Craig, President